Exhibit 99.1

Hologic Announces Financial Results for Fourth Quarter of Fiscal 2016

– GAAP Diluted EPS of $0.33 Increases 266.7%, Non-GAAP Diluted EPS of $0.52 Increases 20.9% –

– Revenue of $726.8 Million Grows 3.4%, 3.8% in Constant Currency –

– In Fiscal 2017, Company Expects Mid-Single-Digit Revenue Growth, EPS Growth Roughly Double this Rate –

MARLBOROUGH, Mass., Nov. 2, 2016 /PRNewswire/ -- Hologic, Inc. (Nasdaq: HOLX) announced today the Company's financial results for the fiscal fourth quarter ended September 24, 2016. GAAP diluted earnings per share (EPS) of $0.33 increased 266.7% compared to the prior year period, while non-GAAP diluted EPS of $0.52 increased 20.9%. Revenue of $726.8 million increased 3.4%, or 3.8% in constant currency terms.

"We closed out a very successful fiscal year with another strong performance in the fourth quarter," said Steve MacMillan, Hologic's Chairman, President and Chief Executive Officer. "Our results demonstrate that we are making good progress in building a sustainable growth company, and we look forward to more successes in 2017 based on the strength of our product franchises and the dedication of our people."

Key financial results for the fiscal fourth quarter are shown below. Throughout this press release, all dollar figures are in millions, except EPS. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the prior year period. Non-GAAP presentations exclude a number of cash and non-cash items as discussed below under "Use of Non-GAAP Financial Measures."

	GAAP			Non-GAAP
	Q4'16	Q4'15	Change Increase (Decrease)	Q4'16	Q4'15	Change Increase (Decrease)
Revenues	$726.8	$702.8	3.4%	$726.8	$702.8	3.4%
Gross Margin	55.9%	54.0%	190 bps	65.7%	64.6%	110 bps
Operating Expenses	$259.0	$253.7	2.1%	$235.5	$218.7	7.7%
Operating Margin	20.2%	17.9%	230 bps	33.3%	33.5%	(20 bps)
Net Margin	12.7%	3.6%	910 bps	20.0%	18.1%	190 bps
Diluted EPS	$0.33	$0.09	266.7%	$0.52	$0.43	20.9%

Revenue Detail

Revenue growth in the fourth quarter was led by the GYN Surgical division, while the molecular diagnostics and breast imaging franchises also performed well. Growth rates were affected by strong revenue growth in the prior year period.

$s in millions	Q4'16	Q4'15	Reported Change Increase (Decrease)	Impact of Foreign Currency Increase (Decrease) $ %		Constant Currency Change Increase (Decrease)
Cytology & Perinatal	$121.0	$120.8	0.2%	$(0.9)	(0.7%)	0.9%
Molecular Diagnostics	134.3	123.2	9.0%	(0.7)	(0.6%)	9.6%
Blood Screening	56.6	60.2	(6.0%)	-	-	(6.0%)
Total Diagnostics	$311.9	$304.2	2.5%	$(1.7)	(0.6%)	3.1%
Breast Imaging	248.8	241.6	3.0%	$(0.7)	(0.2%)	3.2%
Interventional Breast Solutions	40.9	42.4	(3.7%)	(0.1)	(0.2%)	(3.5%)
Other	2.6	2.3	18.1%	0.0	0.4%	17.7%
Total Breast Health	$292.3	$286.3	2.1%	$(0.7)	(0.2%)	2.3%
GYN Surgical	$101.5	$86.8	16.9%	$(0.7)	(0.7%)	17.6%
Skeletal Health	$21.1	$25.5	(17.1%)	$0.0	0.2%	(17.3%)
Total	$726.8	$702.8	3.4%	$(3.0)	(0.4%)	3.8%

Other quarterly revenue highlights:

  U.S. sales of $578.0 million increased 7.4%, continuing strong recent trends.
  International sales of $148.9 million decreased (9.6%), or (7.8%) in constant currency, compared to strong results in the prior year period.
  Total revenues increased 3.4%, or 3.8% in constant currency.  Excluding a $3.9 million headwind from sales of discontinued products, total revenue would have increased 4.0%, or 4.4% in constant currency.
  The GYN Surgical business continued to perform well.  Divisional revenue of $101.5 million increased 16.9%, or 17.6% in constant currency.  MyoSure® system sales of $42.6 million increased 32.7%, or 33.4% in constant currency.  NovaSure® sales of $58.6 million increased 7.9%, or 8.7% in constant currency.
  Breast Health revenue totaled $292.3 million, an increase of 2.1%, or 2.3% in constant currency.  Revenue in the United States increased 7.2%, driven by increases in service revenue and new product sales that supplemented continued adoption of Hologic's Genius™ 3D Mammography™ systems.
  In Diagnostics:
    Molecular diagnostics sales of $134.3 million increased 9.0%, or 9.6% in constant currency.  Growth was driven primarily by continued strength across Aptima® women's health products on the fully automated Panther® and Tigris® platforms, both in the United States and internationally.  In addition, sales benefited from a royalty payment of $5.0 million.
    Cytology and perinatal sales of $121.0 million increased 0.2%, or 0.9% in constant currency.
    Blood screening revenue totaled $56.6 million, a decrease of (6.0%) on both a reported and constant currency basis that was driven, as expected, mainly by ordering patterns by Hologic's partner Grifols.
  In Skeletal Health, revenue of $21.1 million decreased (17.1%), or (17.3%) in constant currency, due to lower sales of mini C-arm products.

Segment revenue highlights by geography are shown below:

	U.S. Change	International Change (Reported)	Impact of Foreign Currency on International Revenues $ %		International Change (Constant Currency)
	Increase (Decrease)
Diagnostics	6.0%	(6.5%)	$(1.7)	(2.0%)	(4.5%)
Breast Health	7.2%	(17.8%)	$(0.7)	(1.3%)	(16.5%)
GYN Surgical	16.7%	18.4%	$(0.7)	(5.6%)	24.0%
Skeletal Health	(14.4%)	(21.5%)	$0.0	0.4%	(21.9%)
Total Revenues	7.4%	(9.6%)	$(3.0)	(1.8%)	(7.8%)

Fourth Quarter Expense Detail

Gross margin was 55.9% on a GAAP basis, and 65.7% on a non-GAAP basis. GAAP gross margin improved by 190 basis points, while non-GAAP gross margin improved by 110 basis points, mainly due to strong domestic sales growth, favorable product mix, and operational improvements.

Operating expenses were $259.0 million on a GAAP basis, and $235.5 million on a non-GAAP basis. GAAP operating expenses increased 2.1%, while non-GAAP operating expenses increased 7.7%, mainly due to increased investments in research and development, higher general and administrative and selling and marketing expenses, and an increase to stock-based compensation from a change in the retirement provisions of the Company's equity compensation plan.

Hologic's effective tax rate was 14.3% on a GAAP basis, and 31.0% on a non-GAAP basis.

Other Key Financial Results

GAAP net income was $92.2 million. Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) were $263.9 million, an increase of 5.2%.

Operating cash flow was $226.7 million and free cash flow, defined as operating cash flow less capital expenditures, was $194.9 million. For the full year, the Company generated operating cash flow of $787.2 million and free cash flow of $692.7 million, 109.4% higher than GAAP net income and 23.3% higher than non-GAAP net income.

Total debt outstanding at the end of the quarter was $3.3 billion, a decrease of ($0.3) billion compared to the prior year period. During the quarter, the Company repurchased $47.6 million of its 2010 convertible notes for $81.3 million, reducing the future dilutive effect of these securities.

The Company ended the quarter with cash and cash equivalents of $548.4 million.

The combination of lower debt and EBITDA growth helped improve Hologic's leverage ratio (net debt over adjusted EBITDA) to 2.8 in the quarter.

Strong profit growth and lower debt have continued to improve Hologic's adjusted return on invested capital (ROIC). On a trailing 12 months basis, ROIC of 12.7% improved 180 basis points.

Financial Guidance for Fiscal 2017

"We expect to post good financial results in fiscal 2017 that reflect our emergence as a sustainable growth company," said Bob McMahon, the Company's chief financial officer. "We forecast mid-single-digit revenue growth in constant currency, and EPS growth at roughly double this rate on both a GAAP and non-GAAP basis, as new products and higher international sales supplement continued commercial execution in the United States."

The guidance below is based on a full year non-GAAP tax rate of approximately 31%, and diluted shares outstanding of between 289 and 291 million for the full year. As shown below, constant currency guidance assumes that foreign exchange rates are the same in fiscal 2017 as in fiscal 2016. Current guidance assumes that recent foreign exchange rates persist for all of fiscal 2017.

For fiscal 2017, Hologic expects:

	GAAP		Non-GAAP
	Current Guidance	Current Guidance	Current Guidance (Constant Currency)	Current Guidance	Current Guidance
Revenues	3.8% to 5.2%	$2.94 to $2.98 billion	4.0% to 5.5%	3.8% to 5.2%	$2.94 to $2.98 billion
EPS	6.0% to 9.5%	$1.23 to $1.27	8.5% to 10.6%	8.2% to 10.2%	$2.12 to $2.16

For the first quarter of fiscal 2017, Hologic expects:

	GAAP		Non-GAAP
	Current Guidance	Current Guidance	Current Guidance (Constant Currency)	Current Guidance	Current Guidance
Revenues	3.6% to 5.0%	$720 to $730 million	3.8% to 5.2%	3.6% to 5.0%	$720 to $730 million
EPS	(10.3%) to (6.9%)	$0.26 to $0.27	9.1% to 11.3%	8.7% to 10.9%	$0.50 to $0.51

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; non-GAAP gross profit; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP income from operations; non-GAAP operating margin; non-GAAP interest expense; non-GAAP pre-tax income; non-GAAP net margin; non-GAAP net income; non-GAAP diluted EPS; and adjusted EBITDA. Constant currency presentations show reported period operating results as if the foreign exchange rates remain the same as those in effect in the comparable prior year period. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets and impairment of goodwill and intangible assets; (ii) additional depreciation expense from acquired fixed assets and accelerated depreciation related to consolidation and closure of facilities ; (iii) non-cash interest expense related to amortization of the debt discount from the equity conversion option of the convertible notes; (iv) restructuring and divestiture charges and facility closure and consolidation charges; (v) debt extinguishment losses and related transaction costs; (vi) the unrealized (gains) losses on the mark-to-market of forward foreign currency contracts for which the Company has not elected hedge accounting; (vii) litigation settlement charges (benefits); (viii) other-than-temporary impairment losses on investments and realized gains and (losses) resulting from the sale of investments; (ix) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results as detailed in our reconciliations of such adjustments; and (x) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Future Non-GAAP Adjustments

Future GAAP EPS may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of the Company's non-GAAP EPS guidance as described in this press release.

Conference Call and Webcast

Hologic's management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the fourth quarter of fiscal 2016. Approximately 10 minutes before the call, dial 877-548-7906 (U.S. and Canada) or 719-325-4923 (international) and enter access code 8610000. A replay will be available starting two hours after the call ends through November 25, 2016 at 888-203-1112 (U.S. and Canada) or 719-457-0820 (international), access code 8610000, Pin 9876. The Company will also provide a live webcast of the call at http://investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems and surgical products. The Company's core business units focus on diagnostics, breast health, GYN surgical, and skeletal health. With a unified suite of technologies and a robust research and development program, Hologic is dedicated to The Science of Sure. For more information on Hologic, visit www.hologic.com.

Hologic, Genius 3D Mammography, Aptima, ThinPrep, MyoSure, NovaSure, Panther, Tigris, The Science of Sure, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company's plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company's strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company's business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees; U.S., European and general worldwide economic conditions and related uncertainties; the Company's reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; uncertainties regarding healthcare reform legislation, including associated tax provisions, or budget reduction or other cost containment efforts; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company's products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company's ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company's international activities and businesses; manufacturing risks, including the Company's reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company's ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company's products; the Company's leverage risks, including the Company's obligation to meet payment obligations and financial covenants associated with its debt; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact
Michael Watts
Vice President, Investor Relations and Corporate Communications
(858) 410-8588

HOLOGIC, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Years Ended
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015

Revenues:
Product	$607.5	$594.4	$2,379.0	$2,270.4
Service and other	119.3	108.4	453.7	434.6
Total revenues	726.8	702.8	2,832.7	2,705.0

Cost of revenues:
Product	195.5	195.9	756.8	755.5
Amortization of intangible assets	71.2	74.1	293.4	299.7
Service and other	54.0	53.4	219.2	217.1

Gross profit	406.1	379.4	1,563.3	1,432.7

Operating expenses:
Research and development	62.5	53.8	232.1	214.9
Selling and marketing	105.8	99.7	415.1	363.0
General and administrative	65.4	66.2	267.3	261.0
Amortization of intangible assets	22.4	27.5	89.7	110.2
Restructuring and divestiture charges	2.9	6.5	10.5	28.5
Total operating expenses	259.0	253.7	1,014.7	977.6

Income from operations	147.1	125.7	548.6	455.1
Interest income	0.1	0.3	0.7	1.3
Interest expense	(37.9)	(51.2)	(155.3)	(205.5)
Debt extinguishment loss	(0.8)	(37.8)	(5.3)	(62.7)
Other income (expense), net	(0.9)	(11.5)	26.6	(11.0)

Income before income taxes	107.6	25.5	415.3	177.2
Provision for income taxes	15.4	0.3	84.5	45.6

Net income	$92.2	$25.2	$330.8	$131.6

Net income per common share:
Basic	$0.33	$0.09	$1.18	$0.47
Diluted	$0.33	$0.09	$1.16	$0.45

Weighted average number of shares outstanding:
Basic	277,549	282,072	280,213	280,566
Diluted	282,494	294,778	286,156	289,537

HOLOGIC, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions)

	September 24, 2016	September 26, 2015
ASSETS

Current assets:
Cash and cash equivalents	$548.4	$492.7
Accounts receivable, net	447.0	416.1
Inventories	274.7	283.1
Deferred income taxes	—	19.0
Other current assets	56.5	54.9
Total current assets	1,326.6	1,265.8

Property, plant and equipment, net	460.2	457.1
Goodwill and intangible assets	5,446.5	5,831.4
Other assets	83.7	88.2
Total assets	$7,317.0	$7,642.5

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$296.0	$391.2
Accounts payable and accrued liabilities	444.5	389.1
Deferred revenue	161.4	163.1
Total current liabilities	901.9	943.4

Long-term debt, net of current portion	3,049.4	3,221.0
Deferred income taxes	982.6	1,178.4
Other long-term liabilities	240.4	220.5
Total liabilities	5,174.3	5,563.3
Total stockholders' equity	2,142.7	2,079.2
Total liabilities and stockholders' equity	$7,317.0	$7,642.5

HOLOGIC, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)

	Years Ended
	September 24, 2016	September 26, 2015
OPERATING ACTIVITIES
Net income	$330.8	$131.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	82.3	81.5
Amortization	383.1	409.9
Non-cash interest expense	52.1	63.8
Stock-based compensation expense	65.4	59.3
Excess tax benefit related to equity awards	(11.0)	(10.7)
Deferred income taxes	(155.8)	(148.8)
Gain on sale of available-for-sale marketable security	(25.1)	—
Debt extinguishment losses	5.3	62.7
Equity investment impairment charges	1.1	7.8
Loss on disposal of property and equipment	5.5	6.6
Loss on sale of business	—	9.6
Other adjustments and non-cash items	(2.9)	14.3
Changes in operating assets and liabilities:
Accounts receivable	(31.8)	(30.3)
Inventories	7.6	43.9
Prepaid income taxes	4.7	0.7
Prepaid expenses and other assets	(4.9)	5.7
Accounts payable	40.1	25.5
Accrued expenses and other liabilities	45.6	36.9
Deferred revenue	(4.9)	16.1
Net cash provided by operating activities	787.2	786.1
INVESTING ACTIVITIES
Purchase of property and equipment	(47.3)	(48.1)
Increase in equipment under customer usage agreements	(47.2)	(41.3)
Proceeds from sale of available-for-sale marketable security	31.1	—
Purchases of insurance contracts	(5.2)	(6.4)
Sales of mutual funds	5.2	10.0
Purchase of intellectual property	(4.0)	—
Increase in other assets	(1.0)	(0.3)
Net cash used in investing activities	(68.4)	(86.1)
FINANCING ACTIVITIES
Proceeds from long-term debt	—	2,495.1
Repayment of long-term debt	(75.0)	(3,095.0)
Payments to extinguish convertible notes	(392.8)	(543.7)
Proceeds from amounts borrowed under revolving credit line	50.0	358.0
Repayment of amounts borrowed under revolving credit line	(225.0)	(183.0)
Proceeds from accounts receivable securitization agreement	200.0	—
Repurchase of common stock	(250.0)	—
Payment of debt issuance costs	—	(22.7)
Purchase of interest rate caps	—	(13.2)
Net proceeds from issuance of common stock pursuant to employee stock plans	38.5	70.0
Excess tax benefit related to equity awards	11.0	10.7
Payment of minimum tax withholdings on net share settlements of equity awards	(16.4)	(12.9)
Net cash used in financing activities	(659.7)	(936.7)
Effect of exchange rate changes on cash and cash equivalents	(2.0)	(8.1)
Net increase (decrease) in cash and cash equivalents	57.1	(244.8)
Cash and cash equivalents, beginning of period	491.3	736.1
Cash and cash equivalents, end of period	$548.4	$491.3

HOLOGIC, INC. RECONCILIATION OF GAAP TO NON-GAAP RESULTS (Unaudited) (In millions, except earnings per share)

	Three Months Ended		Years Ended
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015

Gross Profit:
GAAP gross profit	$406.1	$379.4	$1,563.3	$1,432.7
Adjustments:
Amortization of intangible assets (1)	71.2	74.1	293.4	299.7
Incremental depreciation expense (2)	0.4	0.6	1.8	3.0
Integration/consolidation costs (3)	—	—	—	0.5
Non-GAAP gross profit	$477.7	$454.1	$1,858.5	$1,735.9

Gross Margin Percentage:
GAAP gross margin percentage	55.9%	54.0%	55.2%	53.0%
Impact of adjustments above	9.8%	10.6%	10.4%	11.2%
Non-GAAP gross margin percentage	65.7%	64.6%	65.6%	64.2%

Operating Expenses:
GAAP operating expenses	$259.0	$253.7	$1,014.7	$977.6
Adjustments:
Amortization of intangible assets (1)	(22.4)	(27.5)	(89.7)	(110.2)
Incremental depreciation expense (2)	(0.7)	(0.9)	(3.3)	(3.2)
Integration/consolidation costs (3)	(0.2)	(0.1)	(0.9)	(0.1)
Restructuring and divestiture charges (3)	(2.9)	(6.5)	(10.5)	(28.5)
Other (4)	2.7	—	(3.3)	(0.1)
Non-GAAP operating expenses	$235.5	$218.7	$907.0	$835.5

Operating Margin:
GAAP income from operations	147.1	125.7	548.6	455.1
Adjustments to gross profit as detailed above	71.6	74.7	295.2	303.2
Adjustments to operating expenses as detailed above	23.5	35.0	107.7	142.1
Non-GAAP income from operations	$242.2	$235.4	$951.5	$900.4

Operating Margin Percentage:
GAAP income from operations margin percentage	20.2%	17.9%	19.4%	16.8%
Impact of adjustments above	13.1%	15.6%	14.2%	16.5%
Non-GAAP operating margin percentage	33.3%	33.5%	33.6%	33.3%

Interest Expense:
GAAP interest expense	$37.9	$51.2	$155.3	$205.5
Adjustments:
Non-cash interest expense relating to convertible notes (5)	(5.0)	(7.9)	(22.3)	(34.9)
Debt transaction costs (6)	—	(4.7)	—	(9.3)
Non-GAAP interest expense	$32.9	$38.6	$133.0	$161.3

Pre-Tax Income:
GAAP pre-tax earnings	$107.6	$25.5	$415.3	$177.2
Adjustments to pre-tax earnings as detailed above	100.1	122.3	425.2	489.4
Debt extinguishment loss (6)	0.8	37.8	5.3	62.7
Gain on sale of available-for-sale marketable security (7)	—	—	(25.1)	—
Equity investment impairment charges (8)	1.1	7.8	1.1	7.8
Unrealized losses on forward foreign currency contracts (9)	1.6	—	1.1	—
Non-GAAP pre-tax Income	$211.2	$193.4	$822.9	$737.1

Net income:
GAAP net income	$92.2	$25.2	$330.8	$131.6
Adjustments:
Amortization of intangible assets (1)	93.6	101.6	383.1	409.9
Non-cash interest expense relating to convertible notes (5)	5.0	7.9	22.3	34.9
Restructuring, divestiture, and integration/consolidation costs (3)	3.1	6.6	11.4	29.1
Incremental depreciation expenses (2)	1.1	1.5	5.1	6.2
Debt extinguishment loss and transaction charges (6)	0.8	42.5	5.3	72.0
Gain on sale of available-for-sale marketable security (7)	—	—	(25.1)	—
Equity investment impairment charges (8)	1.1	7.8	1.1	7.8
Unrealized losses on forward foreign currency contracts (9)	1.6	—	1.1	—
Other charges (4)	(2.7)	—	3.3	0.1
Income tax effect of reconciling items (10)	(50.1)	(66.0)	(176.8)	(206.9)
Non-GAAP net income	$145.7	$127.1	$561.6	$484.7

Net Income Percentage:
GAAP net income percentage	12.7%	3.6%	11.7%	4.9%
Impact of adjustments above	7.3%	14.5%	8.1%	13.0%
Non-GAAP net income percentage	20.0%	18.1%	19.8%	17.9%

Earnings per share:
GAAP earnings per share - Diluted	$0.33	$0.09	$1.16	$0.45
Adjustment to net earnings (as detailed above)	0.19	0.34	0.80	1.22
Non-GAAP earnings per share – diluted (11)	$0.52	$0.43	$1.96	$1.67

Adjusted EBITDA:
Non-GAAP net income	$145.7	$127.1	$561.6	$484.7
Interest expense, net, not adjusted above	32.8	38.3	132.3	160.0
Provision for income taxes	65.5	66.3	261.3	252.5
Depreciation expense, not adjusted above	19.9	19.2	77.1	75.1
Adjusted EBITDA	$263.9	$250.9	$1,032.3	$972.3

Explanatory Notes to Reconciliations:

(1)	To reflect non-cash expenses attributable to the amortization of intangible assets.
(2)

To reflect non-cash fair value adjustments for additional depreciation expense related to the fair value write-up of fixed assets acquired in the Gen-Probe acquisition and accelerated depreciation expense related to facility closure and consolidation.

(3)	To reflect restructuring and divestiture charges and certain costs associated with the Company's integration and facility consolidation plans, which primarily include retention and transfer costs.
(4)	To reflect the net impact from miscellaneous transactions during the relevant period, including legal settlements and tax accrual adjustments not established in the ordinary course of business.
(5)	To reflect certain non-cash interest expense related to the amortization of the debt discount from the equity conversion option of the Company's convertible notes.
(6)

To reflect losses for extinguishment and partial extinguishment related to voluntary prepayments and refinancings under the Prior Credit Agreement for fiscal 2015 and related cash transaction costs, as well as repurchase of $137.7 million of the 2010 Convertible Notes and $136.6 million of the 2012 Convertible Notes for fiscal 2016.

(7)	To reflect a realized gain on the sale of an available-for-sale marketable security.
(8)	To reflect other-than-temporary impairment charges on certain equity investments, including available-for-sale marketable securities.
(9)	To reflect non-cash unrealized losses on the mark-to market on outstanding forward foreign currency contracts, which do not qualify for hedging accounting.
(10)	To reflect an estimated annual effective tax rate of 31.75% and 34.25% for fiscal 2016 and 2015, respectively.
(11)

Non-GAAP earnings per share was calculated based on 282,494 and 294,778 weighted average diluted shares outstanding for the three months ended September 24, 2016 and September 26, 2015, respectively, and 286,156 and 289,537 weighted average diluted shares outstanding for the years ended September 24, 2016 and September 26, 2015, respectively.

Reconciliation of GAAP to non-GAAP EPS guidance:

	Guidance Range		Guidance Range
	Quarter Ending December 31, 2016		Year Ending September 30,2017
	Low	High	Low	High
GAAP Net Income Per Share	$0.26	$0.27	$1.23	$1.27
Amortization of Intangible Assets	$0.34	$0.34	$1.29	$1.29
Amortization of Debt Discount	$0.02	$0.02	$0.07	$0.07
Restructuring and Other Charges	$0.01	$0.01	$0.04	$0.04
Tax Impact of Exclusions	$(0.13)	$(0.13)	$(0.51)	$(0.51)
Non-GAAP Net Income Per Share	$0.50	$0.51	$2.12	$2.16

Trailing Twelve Months ended September 24, 2016
Adjusted Return on Invested Capital:

Adjusted Net Operating Profit After Tax
Non-GAAP net income	561.6
Non-GAAP provision for income taxes	261.3
Non-GAAP interest expense	133.0
Non-GAAP other income	(4.4)
Adjusted net operating profit before tax	951.5
Non-GAAP average effective tax rate (1)	31.75%
Adjusted net operating profit after tax	649.4

Average Net Debt plus Average Stockholders' Equity (2)
Average total debt	3,492.6
Less: Average cash, cash equivalents and restricted cash	(520.5)
Average net debt	2,972.1
Average stockholders' equity (3)	2,143.2
Average net debt plus average stockholders' equity	5,115.3

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus stockholders' equity above)	12.70%

(1) ROIC is presented on a TTM basis; non-GAAP effective tax rate for the year ended September 24, 2016 was 31.75%.
(2) Calculated using the average of the balances as of September 24, 2016 and September 26, 2015.
(3) Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014.

As of
September 24, 2016
Leverage Ratio:

Total principal debt	3,409.0
Total cash	(548.4)
Net principal debt, as adjusted	2,860.6
EBITDA for the last four quarters	1,032.3
Leverage Ratio	2.77

Other Supplemental Information:
	Three Months Ended		Twelve Months Ended
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015

Geographic Revenues
U.S.	79.5%	76.6%	78.9%	76.0%
Europe	9.8%	10.7%	10.2%	11.8%
Asia-Pacific	7.8%	8.7%	7.6%	8.5%
All Others	2.9%	4.0%	3.3%	3.7%
Total Revenues	100.0%	100.0%	100.0%	100.0%

Revenue Composition:

	Three Months Ended		Twelve Months Ended
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015

Revenue Composition
Disposables	59.5%	59.8%	60.8%	61.3%
Capital Equipment	24.1%	24.7%	23.2%	22.6%
Service & Other	16.4%	15.5%	16.0%	16.1%
Total Revenues	100.0%	100.0%	100.0%	100.0%